UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2010
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	31-1073048 (IRS Employer Identification No.)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) & (d)
     As previously reported, Steven C. Futrell retired as President, Chief Executive Officer and a director of Croghan Bancshares, Inc. (“Croghan”) and The Croghan Colonial Bank (the “Bank”) on August 31, 2010. In connection with Mr. Futrell’s retirement, Croghan and Mr. Futrell entered into a Retirement Agreement and General Release, dated as of December 14, 2009 and amended as of August 31, 2010 (as amended, the “Retirement Agreement”), which sets forth certain covenants and agreements relating to Mr. Futrell’s retirement from Croghan and the Bank.
     Pursuant to the terms of the Retirement Agreement, Mr. Futrell received a lump sum payment on September 1, 2010 in the amount of $72,000, plus reimbursement for earned, but unused, vacation days as of his retirement date. In addition, Mr. Futrell will continue to participate in Croghan’s group health plan at no cost to him until October 31, 2010, and Croghan will pay to Mr. Futrell a monthly amount through October 31, 2012 to offset the monthly premium required for his wife to continue her participation in Croghan’s group health plan (or as a contribution toward the purchase of an individual health insurance policy for his wife). For the period beginning on November 1, 2010 and ending on February 28, 2012, Croghan will pay the monthly premium for a Medicare supplemental insurance policy covering Mr. Futrell. Beginning on September 1, 2010, Mr. Futrell will continue to be covered under any bank owned life insurance policy maintained by Croghan on Mr. Futrell’s life as of his retirement date, and the provisions of any such policies will be amended to provide that the aggregate death benefit payable to Mr. Futrell’s beneficiary will be equal to $200,000. From September 1, 2010 through December 31, 2010, Croghan will continue to pay the fees required to allow Mr. Futrell to retain his memberships in the Fremont Country Club and the Catawba Island Club.
     Pursuant to the terms of the Retirement Agreement, Mr. Futrell has agreed to make himself available, on an as-needed basis, from September 1, 2010 through December 31, 2010 to answer any questions or to address any issues required to allow a transition of his duties and responsibilities to the successor President and Chief Executive Officer of Croghan. As previously reported, Rick M. Robertson was appointed to succeed Mr. Futrell as President and CEO of Croghan and the Bank effective upon Mr. Futrell’s retirement on August 31, 2010.
     Consistent with Mr. Futrell’s previous Employment Agreement, Mr. Futrell is subject to covenants under the Retirement Agreement (a) regarding the use and disclosure of confidential and proprietary information of Croghan and (b) prohibiting Mr. Futrell from serving as a director, officer, employee, representative or in any other capacity with any bank or financial institution located within a 50-mile radius of Fremont, Ohio, or soliciting any customer or employee of Croghan, for a period of 12 months following his retirement.

Item 9.01.	Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits:

Exhibit No.	Description
10.1
Retirement Agreement and General Release, dated as of December 14, 2009, between Croghan Bancshares, Inc. and Steven C. Futrell [Incorporated herein by reference to Exhibit 10.5 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 0-20159)]

10.2	Amendment to Retirement Agreement and General Release, dated as of August 31, 2010, between Croghan Bancshares, Inc. and Steven C. Futrell [Included with this filing]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
Date: September 7, 2010	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated September 7, 2010

Exhibit No.	Description
10.1
Retirement Agreement and General Release, dated as of December 14, 2009, between Croghan Bancshares, Inc. and Steven C. Futrell [Incorporated herein by reference to Exhibit 10.5 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 0-20159)]

10.2	Amendment to Retirement Agreement and General Release, dated as of August 31, 2010, between Croghan Bancshares, Inc. and Steven C. Futrell [Included with this filing]